                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2001, included in F.Y.I. Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

Dallas, Texas
May 9, 2001